UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 17, 2013

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On July 17, 2013, James P. Hackett announced his intention to retire from his position as Chief Executive Officer of Steelcase Inc. (the “Company”), effective March 1, 2014.  From March 1, 2014, Mr. Hackett will continue as an employee of the Company, serving as Vice Chair, a non-executive officer role which will report to the Board Chair, until his retirement from the Company effective February 27, 2015.  A copy of the Company’s press release announcing Mr. Hackett’s retirement is furnished as Exhibit 99.1.

(e)On July 17, 2013, the Company and Mr. Hackett entered into a letter agreement confirming (1) Mr. Hackett’s retirement as Chief Executive Officer on March 1, 2014, (2) Mr. Hackett’s role as Vice Chair for the period from March 1, 2014 to February 27, 2015 and the related compensation to be received by Mr. Hackett, and (3) Mr. Hackett’s retirement from the Company effective February 27, 2015.  As Vice Chair, Mr. Hackett will receive an annual base salary of $1,000,000 and a short-term award under the Steelcase Management Incentive Plan with a target equal to 60% of his base salary, but Mr. Hackett will not receive any long-term incentive compensation awards, will not be subject to stock ownership guidelines and will no longer be a participant in the Steelcase Inc. Executive Severance Plan.  A copy of the letter agreement between Mr. Hackett and the Company dated July 17, 2013 is attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

d)    EXHIBITS.

Exhibit Number	Description

10.1	Letter agreement dated July 17, 2013 between Steelcase Inc. and James P. Hackett

99.1	Steelcase Inc. Press Release dated July 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.

Date: July 17, 2013

	/S/ David C. Sylvester	.

David C. Sylvester
Senior Vice President, Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter agreement dated July 17, 2013 between Steelcase Inc. and James P. Hackett

99.1	Steelcase Inc. Press Release dated July 17, 2013